EXHIBIT 99.1

PRESS RELEASE

CHARMING SHOPPES, INC. TO PARTICIPATE IN THE
SUSQUEHANNA FINANCIAL GROUP’S 4TH ANNUAL CONSUMER FOCUS FORUM

Bensalem, PA.,  April 21, 2009 - Charming Shoppes, Inc., (Nasdaq: CHRS), a leading multi-brand specialty apparel retailer specializing in women's plus-size apparel, is scheduled to participate in The Susquehanna Financial Group’s 4th Annual Consumer Focus Forum on Thursday, April 23, 2009 at 10:30 a.m., Eastern time.

Eric M. Specter, Executive Vice President and Chief Financial Officer, will deliver the Company’s presentation at the conference.

The Company’s audio presentation will be available live at http://www.wsw.com/webcast/sig9/chrs/ and the Company’s slide presentation will be available at http://www.charming.com/investors/manage/index.asp, on Thursday, April 23, 2009.  A replay of the presentation will be available for 90 days.

At January 31, 2009, Charming Shoppes, Inc. operated 2,301 retail stores in 48 states under the names LANE BRYANT®, FASHION BUG®, FASHION BUG PLUS®, CATHERINES PLUS SIZES®, LANE BRYANT OUTLET®, and PETITE SOPHISTICATE OUTLET®. Please visit www.charmingshoppes.com for additional information about Charming Shoppes, Inc.

The Company’s presentation will contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 concerning the Company's operations, performance, and financial condition. Such forward-looking statements are subject to various risks and uncertainties that could cause actual results to differ materially from those indicated. Such risks and uncertainties may include, but are not limited to: the failure to consummate our identified strategic solution for our non-core assets, the failure to effectively implement our planned consolidation, cost and capital budget reduction plans and store closing plans, the failure to implement the Company's business plan for increased profitability and growth in the Company's retail stores and direct-to-consumer segments, the failure to effectively implement the Company's plans for a new organizational structure and enhancements in the Company's merchandise and marketing, the failure to effectively implement the Company's plans for the transformation of its brands to a vertical specialty store model, the failure to achieve increased profitability through the adoption by the Company's brands of a vertical specialty store model, the failure to achieve improvement in the Company's competitive position, the failure to continue receiving financing at an affordable cost through the availability of our credit card securitization facilities and through the availability of credit we receive from our suppliers and their agents, the failure to maintain efficient and uninterrupted order-taking and fulfillment in our direct-to-consumer business, changes in or miscalculation of fashion trends, extreme or unseasonable weather conditions, economic downturns, escalation of energy costs, a weakness in overall consumer demand, the failure to find suitable store locations, increases in wage rates, the ability to hire and train associates, trade and security restrictions and political or financial instability in countries where goods are manufactured, the interruption of merchandise flow from the Company's centralized distribution facilities, competitive pressures, and the adverse effects of natural disasters, war, acts of terrorism or threats of either, or other armed conflict, on the United States and international economies. These, and other risks and uncertainties, are detailed in the Company's filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 2009, our Quarterly Reports on Form 10-Q and other Company filings with the Securities and Exchange Commission. Charming Shoppes assumes no duty to update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.

CONTACT:	Gayle M. Coolick
Vice President, Investor Relations
215-638-6955